UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 25, 2015

New Jersey	Commission File Number	21‑0419870
State of Incorporation	1‑3822	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103‑1799
Principal Executive Offices

Telephone Number: (856) 342‑4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.05 - Costs Associated with Exit or Disposal Activities.

On June 25, 2015, Campbell Soup Company (the “Company”) authorized additional pre-tax costs totaling approximately $120 million to $195 million in connection with the previously-announced initiatives to implement a new enterprise design, to reduce costs and to streamline its organizational structure (the “Initiatives”). Substantially all of the additional costs are expected to be future cash expenditures. The Company expects to incur these additional costs over the implementation period for the Initiatives, which the Company anticipates will continue through fiscal 2018.

The Company currently expects the additional costs to consist primarily of:

•	approximately $40 million to $55 million in additional employee severance and benefit costs; and

•	approximately $80 million to $140 million in additional implementation and other costs.

With these additional costs, the total estimated pre-tax costs for the Initiatives (inclusive of the amounts previously disclosed in the Form 10-Q for the quarter ended May 3, 2015) are approximately $250 million to $325 million. The Initiatives are expected to generate additional funds for growth and margin expansion and to improve the Company’s marketplace agility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: June 29, 2015
	By:	/s/ Anthony P. DiSilvestro
Anthony P. DiSilvestro
Senior Vice President -Chief Financial
Officer